UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 27, 2014

Brekford Corp.
(Exact name of registrant as specified in its charter)

Delaware	000-52719	20-408662
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7020 Dorsey Road, Hanover, Maryland	21076
(Address of principal executive offices)	(Zip Code)

(443) 557-0200
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.   Entry into a Material Definitive Agreement.

On May 27, 2014, Brekford Corp. (the “Company”) closed (the “Closing”) on an aggregate $3.0 million credit facility (the “Credit Facility”) with Rosenthal & Rosenthal, Inc. (“Rosenthal”) as lender consisting of $2.5 million in revolving loans (the “Revolving Facility”) and a $500,000 non-revolving loan (the “Term Loan”).  The terms and conditions of the Credit Facility are set forth in a Financing Agreement between the Company and Rosenthal dated May 27, 2014 (the “Financing Agreement”).  The Term Loan is additionally evidenced by a Term Note issued by the Company in favor of Rosenthal.

The maximum amount that the Company may borrow from time to time under the Revolving Facility will be the lesser of $2.5 million and the “Loan Availability” (as defined in the Financing Agreement), which is tied to the amount of the Company’s “Eligible Receivables” (as defined in the Financing Agreement) and the amount of its “Eligible Inventory” (as defined in the Financing Agreement).  Interest on the unpaid principal balances due under the Credit Facility will be payable monthly in arrears.  Amounts borrowed under the Revolving Facility that do not exceed the “Receivable Availability” (as defined in the Financing Agreement) will bear interest at an annual rate equal to the prime rate from time to time publicly announced in New York City by JPMorgan Chase Bank (the “Prime Rate”) plus 2.5%; amounts borrowed under the Revolving Facility that relate to the “Inventory Availability” (as defined in the Financing Agreement) will bear interest at an annual rate equal to the Prime Rate plus 3.0% (the “Inventory Rate”); and any amounts that, on any day, exceed the Loan Availability will bear interest at an annual rate equal to the Inventory Rate plus 4.0%; provided, however, that the Prime Rate will never be deemed to be less than 4.0%.  The Company agreed to pay a minimum of $3,000 in monthly interest under the Revolving Facility, as well as a $1,000 monthly loan administration fee.  In addition, the Company agreed to pay Rosenthal a facility fee at the Closing in the amount of $30,000.  At each annual renewal of the Financing Agreement, the Company will pay Rosenthal a facility fee in the amount of $18,750.

The Company’s obligations under the Financing Agreement and related documents are secured by a continuing lien on and security interest in substantially all of the Company’s assets.  The Company’s repayment obligations under the Revolving Facility are due on demand by Rosenthal or, at Rosenthal’s option, upon the expiration of the Financing Agreement and/or the occurrence of an event of default thereunder.  The original term of the Financing Agreement will expire on April 30, 2016 but will automatically renew for successive one-year terms unless the Company elects not to renew the Financing Agreement by providing at least 60 days’ prior written notice thereof to Rosenthal.  Rosenthal may terminate the Financing Agreement at any time upon 60 days’ prior written notice to the Company.

The Financing Agreement contains representations, warranties and covenants, including covenants limiting additional debt, liens, guarantees, mergers, acquisitions, substantial asset sales, investments and loans, that the parties believe are customary for this type of loan transaction.  Among other things, the Company agreed to maintain, as of the end of each fiscal quarter during the term of the Financing Agreement, (i) “Tangible Net Worth” (as defined in the Financing Agreement) in an amount not less than $750,000 and (ii) “Working Capital” (as defined in the Financing Agreement) in an amount not less than negative $250,000.  The Financing Agreement provides for events of default that are customary for credit facilities of this type, including, without limitation, non-payment, misrepresentation, breach of covenants and bankruptcy.  Upon an event of default under the Financing Agreement, the Company will be obligated, in lieu of the monthly interest described above, to pay Rosenthal an amount, each month, equal to 2.0% of the total amount outstanding the Credit Facility.  In addition, if Rosenthal terminates the Financing Agreement in connection with an event of default or the Financing Agreement otherwise terminates prior to the end of its then-current term, then the Company will also be obligated to pay Rosenthal an amount equal to (i) 3.0% of the “Maximum Credit Facility” (as defined in the Financing Agreement – currently, $2.5 million) if the termination occurs prior to the first anniversary of the Closing, or (ii) 1.0% of the Maximum Credit Facility then in effect if the termination occurs on or after the first anniversary of the Closing.

Interest on the unpaid principal balance due under the Term Note will accrue at an annual rate equal to the Prime Rate (subject to the above-referenced floor) plus 6.0% and will be payable monthly commencing on the first day of the month following the Closing.  Commencing on the first day of the fourth month following the Closing, the Term Note requires the Company to repay principal in equal monthly installments of $20,833.33.  The Term Note will mature on the earlier of (i) the Company’s failure to pay any principal or interest under the Term Note when due or any other default under the Financing Agreement, (ii) the termination of the Financing Agreement, and (iii) the Company’s obligations under the Credit Facility becoming due and payable for any reason.  On or after maturity, interest on the unpaid balance of the Term Note will accrue at the rate of 2.0% per month.  The Company may prepay the balance due under the Term Note in whole or in part at any time without penalty.

As part of the financing transaction, each of C.B. Brechin and Scott Rutherford, who serve as directors of the Company and as Chief Executive Officer/Chief Financial Officer and as Chief Strategic Officer of the Company, respectively, entered into an Agreement of Subordination and Assignment (a “Subordination Agreement”) pursuant to which they agreed that all indebtedness owed to them by the Company is subordinate to the indebtedness that the Company owes from time to time to Rosenthal. The Subordination Agreements permit the Company to make regular loan payments to Messrs. Brechin and Rutherford so long as the Company is not in default under its loan agreements with Rosenthal.

The foregoing is only a summary of the material provisions of the Financing Agreement, the Term Note, and the form of Subordination Agreements and is qualified in its entirety by the terms of those documents, copies of which are filed with this report as Exhibit 10.1, Exhibit 10.2, and Exhibit 10.3, respectively.

ITEM 1.02.   Termination of a Material Definitive Agreement.

The Credit Facility replaces the Company’s $2.0 million credit facility with PNC Bank, National Association (“PNC”), under that certain Loan Agreement, dated as of June 28, 2012, as amended (the “PNC Facility”), and refinances the amounts that were due under the PNC Facility.  At the Closing, the Company paid approximately $1,030,707 to PNC in satisfaction of its obligations under the PNC Facility.  In addition, the Company used proceeds from the Credit Facility, totaling approximately $310,649, to satisfy its obligations to Bank of America, N.A., under its Master Lease Agreement, dated as of December 13, 2011.

ITEM 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-BalanceSheet Arrangement of a Registrant.

The information required by this Item is included in Item 1.01 of this report and is incorporated herein by reference.

ITEM 9.01.    Financial Statements and Exhibits.

(d)           Exhibits.  The exhibits filed or furnished with this report are listed in the Exhibit Index that immediately follows the signatures, which is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BREKFORD CORP.

Dated: May 28, 2014	By:	/s/ C.B. Brechin
C.B. Brechin
Chief Executive Officer and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Financing Agreement, dated as of May 27, 2014, between Brekford Corp. and Rosenthal & Rosenthal Inc. (filed herewith).

10.2	Term Note, dated as of May 27, 2014, issued by Brekford Corp. to the order of Rosenthal & Rosenthal, Inc. (filed herewith)

10.3	Form of Agreement of Subordination and Assignment, dated May 27, 2014, between C.B. Brechin and Rosenthal & Rosenthal, Inc. and Scott Rutherford and Rosenthal &Rosenthal, Inc. (filed herewith).